UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(703) 287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Salary Increases and Equity Awards

On December 5, 2013, the Performance Sub-Committee of the Compensation Committee of the Board of Directors (the “Sub-Committee”) of Iridium Communications Inc. (the “Company”) increased the compensation of (i) Mr. Thomas J. Fitzpatrick, the Company’s Chief Financial Officer and Chief Administrative Officer, in recognition of his previously reported promotion from Chief Financial Officer and the resulting expanded responsibilities, and (ii) Mr. S. Scott Smith, the Company’s Chief Operating Officer, in recognition of his previously reported promotion from Executive Vice President, Technology Development and Satellite Operations and the resulting expanded responsibilities. Such changes were retroactive to August 9, 2013, to reflect the date of promotion.

The new compensation levels are reflected in the following table:

Officer	Title	Previous Salary	New Salary
Thomas J. Fitzpatrick	Chief Financial Officer and Chief Administrative Officer	$437,000	$480,000
S. Scott Smith	Chief Operating Officer	$351,000	$420,000

In addition, on December 5, 2013, the Sub-Committee voted to grant Messrs. Fitzpatrick and Smith equity awards under the Company’s 2012 Equity Incentive Plan in the amount of $500,000 each on January 1, 2014, such awards to be made 50% in the form of options with an exercise price to be determined based on the fair market value of the Company’s common stock on January 1, 2014, and 50% in the form of restricted stock units. The awards will vest over four years, with 25% vesting after the first year and the remaining amount vesting in equal quarterly installments over the following three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: December 10, 2013	By:	/s/ Thomas J. Fitzpatrick
		Name:	Thomas J. Fitzpatrick
		Title:	Chief Financial Officer